EXHIBIT 99.1

Molecular Templates, Inc. Reports Second Quarter 2018 Financial Results

AUSTIN, Texas, Aug. 09, 2018 (GLOBE NEWSWIRE) -- Molecular Templates, Inc. (Nasdaq:MTEM, “Molecular” or “Molecular Templates”), a clinical-stage oncology company focused on the discovery and development of the company’s proprietary engineered toxin bodies (ETBs), which are differentiated, targeted, biologic therapeutics for cancer, today reported financial results for the second quarter of 2018. As of June 30, 2018, Molecular’s cash and cash equivalents totaled $41.6 million. Molecular’s current cash balance is expected to fund operations into 4Q2019.

“We have been very encouraged by the clinical results generated to date with MT-3724 in heavily-pretreated diffuse large B-cell lymphoma patients and we are excited to initiate multiple Phase II studies for this program by year-end, which will start yielding clinical results in 2019,” said Eric Poma, Ph.D., Molecular Templates’ Chief Executive and Scientific Officer. “Furthermore, we expect to advance three new ETBs into clinical trials in the next twelve months.”

Company Highlights and Upcoming Milestones

Corporate

  At the American Society of Clinical Oncology (ASCO) annual meeting in June 2018, interim results from a Phase I and Phase Ib extension study of MT-3724 (an ETB targeting CD20) in B-cell non-Hodgkin’s lymphoma (NHL) patients were presented. These results included a preliminary objective response rate in diffuse large B-cell lymphoma (DLBCL) patients with low serum Rituxan levels at study entry (N=10) of 30%, with a disease control rate of 70%, including two stable disease patients that had tumor reductions of 47% and 49%.
  Also at the ASCO annual meeting in June 2018 was a poster presentation of the pharmacokinetic profile of evofosfamide in patients with advanced pancreatic cancer. The data presented showed that there was a significant reduction in drug exposure observed between the Phase II (“404”) study and the Phase III (“MAESTRO”) trials, which used a new ethanol-based formulation of evofosfamide. Molecular plans to explore potential partnership opportunities for further development of evofosfamide.

MT-3724

  Molecular expects to initiate Phase II combination studies with MT-3724 in earlier lines of DLBCL in 2H18.
  Molecular also expects to provide an update on the Phase Ib extension study in 4Q18 and to start a Phase II monotherapy study at the end of 2018 which has the potential to be a pivotal study.

MT-4019

  MT-4019 (an ETB candidate designed to target CD38-expressing myeloma cancer cells) has completed IND enabling studies.
  Takeda and Molecular are evaluating CD38 ETBs and could potentially select a drug candidate for development by the end of 3Q18.  If the two companies do not select a joint candidate for development, Molecular anticipates filing an IND application for MT-4019 in 3Q18 and initiating a Phase I clinical trial in 2H18.

Research

  Molecular expects to file an IND application for an ETB targeting HER2 in 1Q19.
  Molecular expects to file an IND application for an ETB targeting PD-L1 (with antigen seeding) in 3Q19.
  Several other ETB candidates are in pre-clinical development, targeting both solid and hematological cancers.

Takeda Multi-Target Collaboration

  In December 2017, Takeda selected two targets for further research using Molecular’s ETBs. This triggered $4.0 million in milestone payments, which were paid by Takeda in 2Q18.

Financial Results

The net loss attributable to common shareholders for the second quarter of 2018 was $9.7 million, or $0.36 per basic and diluted share. This compares with a net loss attributable to common shareholders of $4.5 million, or $20.76 per basic and diluted share, for the same period in 2017.

Revenues for the second quarter of 2018 were $1.4 million, compared to $42,000 for the same period in 2017. Revenues for the second quarter of 2018 were comprised of grant revenue from the Cancer Prevention & Research Institute of Texas, and revenues from collaborative research and development agreements. Total research and development expenses for the second quarter of 2018 were $7.7 million, compared with $1.2 million for the same period in 2017. Total general and administrative expenses for the second quarter of 2018 were $3.7 million, compared with $2.4 million for the same period in 2017.

The net loss attributable to common shareholders for the six months ended June 30, 2018 was $18.4 million, or $0.68 per basic and diluted share. This compares with a net loss attributable to common shareholders of $6.1 million, or $28.32 per basic and diluted share, for the same period in 2017.

Revenues for the six months ended June 30, 2018 were $1.8 million, compared to $1.9 million for the same period in 2017. Revenues for the six months ended June 30, 2018 were comprised of grant revenue from the Cancer Prevention & Research Institute of Texas, and revenues from collaborative research and development agreements. Total research and development expenses for the six months ended June 30, 2018 were $14.4 million, compared with $2.3 million for the same period in 2017. Total general and administrative expenses for the six months ended June 30, 2018 were $6.6 million, compared with $4.2 million for the same period in 2017.

About Molecular Templates

Molecular Templates is a clinical-stage oncology company focused on the discovery and development of differentiated, targeted, biologic therapeutics for cancer. We believe our proprietary biologic drug platform technology, referred to as engineered toxin bodies, or ETBs, provides a differentiated mechanism of action that may address some of the limitations associated with currently available cancer therapeutics. ETBs utilize a genetically engineered form of Shiga-like Toxin A subunit, or SLTA, a ribosome inactivating bacterial protein, that can be targeted to specifically destroy cancer cells.  Additional information about Molecular Templates can be obtained at http://www.mtem.com.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Molecular Templates disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s Safe Harbor for forward-looking statements.  All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Molecular Templates may identify forward-looking statements.  Examples of such statements include, but are not limited to, statements relating to the development of the Company’s lead program, MT-3724; the expected timing of submitting various IND applications and initiating studies; and the Company’s belief that its proprietary biologic drug platform technology, or ETBs, provides for a differentiated mechanism of action that may address some of the limitations associated with currently available cancer therapeutics.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to, the uncertainties inherent in the preclinical and clinical development process; whether the Company’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; the ability of the Company to protect its intellectual property rights; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading “Risk Factors” in the Company’s filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Contact:

Adam Cutler
Chief Financial Officer
adam.cutler@mtem.com
862-204-4006

Molecular Templates, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues:
Research and development revenue	$944	$—	$1,175	$1,760
Grant revenue	423	42	674	167
Total revenue	1,367	42	1,849	1,927
Operating expenses:
Research and development	7,662	1,240	14,350	2,307
General and administrative	3,718	2,447	6,627	4,237
Total operating expenses	11,380	3,687	20,977	6,544
Loss from operations	10,013	3,645	19,128	4,617
Interest and other income (expense), net	20	(421)	(193)	(644)
Change in fair value of warrant liabilities	298	2	912	3
Net loss	9,695	4,064	18,409	5,258
Deemed dividends on preferred stock	—	392	—	820
Net loss attributable to common shareholders	$9,695	$4,456	$18,409	$6,078

Net loss per share - basic and diluted	$0.36	$20.76	$0.68	$28.32

Weighted average shares used in computing net loss per share – basic and diluted	27,062,440	214,641	27,026,263	214,641

Molecular Templates, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30,
	2018	December 31,
	(unaudited)	2017
ASSETS
Current assets:
Cash and cash equivalents	$41,647	$58,910
Prepaid expenses and other current assets	1,844	1,504
Accounts receivable from related party	663	—
Total current assets	44,154	60,414
Property and equipment, net	7,237	1,952
In-process research and development	26,623	26,623
Other assets	1,402	1,402
Total assets	$79,416	$90,391
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$7,514	$5,207
Current portion of long-term debt	—	2,400
Deferred revenue	5,658	2,765
Other current liabilities	104	70
Total current liabilities	13,276	10,442
Warrant liabilities	42	954
Long-term debt, net	3,063	1,078
Other liabilities	859	628
Total liabilities	17,240	13,102
Stockholders’ equity	62,176	77,289
Total liabilities and stockholders’ equity	$79,416	$90,391